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                                                                    EXHIBIT 10.9

                                Hockessin Square

                                         LEASE


Between Hockessin Square, L.L.C. , 3100 Centerville Road, Wilmington, DE 1980, as Landlord, and Dover Saddlery, Inc., a massachusetts Corporation as Tenant, whose address is:

525 Great Road, Littleton, MA 01460-0700

The Landlord hereby leases to Tenant the rental space numbered 683-693, with an assigned area of 10,315 square feet, a part of the real property shown in Exhibit A attached (the "property" below) and located as there shown. The word "property" shall include rental spaces and common area, if any, the Landlord hereafter adds to those in Exhibit A.

The term of this lease commences August 1, 2002 and ends July 31, 2005. Tenant shall commence paying rent as of August 1, 2002. Rent includes: the monthly installments; Tenant's share of common expenses; late fees, interest and other charges; and all other payments by Tenant provided below. If paying rent does not commence on the first day of a month, it will be prorated on a daily basis for that month. The second and subsequent lease years begin on the anniversary of the first day of the calendar month following the month when paying rent commenced. The monthly installments are:

            Years 1 - 3: $10,529.90 [Period August 1 - September 15, 2002 shall be rent free]

            For Option Years - See Rider 1, paragraph 34d

Tenant shall not use the rental space for any prohibited use listed in the attached Rules and Regulations nor, without first obtaining the written consent of Landlord, for any use other than the following:

retail sales and services including the sale of tack, riding apparel, boots, shoes, leather products, medications and ointments related to the care of horses, saddles and items relat to the care and keeping of horses or for any other lawful retail purpose which is not in conflict with any exclusive granted another tenant.

Security deposit: $0

                  Rider 1, Exclusive Use Rider, Exhibit A, Rules & Regulations This lease includes the terms above and paragraphs 1 - 30 attached, and its date is the date Landlord subscribes it.

TENANT AGREES THAT LANDLORD HAS NO OBLIGATION TO SIGN THIS LEASE, THAT THE ABOVE RENTAL SPACE IS NOT RESERVED FOR TENANT, AND THAT LANDLORD MAY, IN LANDLORD'S SOLE DISCRETION. LEASE THE ABOVE RENTAL SPACE TO ANOTHER.

                                               Dover Saddlery, Inc.

/s/ Michael B.                              /s/ Stephen L. Day          6/22/02
-------------------------------------       -----------------------------------
                Witness                     Tenant Stephen L. Day
                                                   Its President

                                              Hockessin   Square,   L.L.C.
                                            -----------------------------------
                                                 Landlord's name printed

                                            By:
-------------------------------------          -------------------------------
                 Witness                        Member        Date:

                                       1

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2. Liability Insurance - Tenant shall provide comprehensive liability insurance coverage on the rental space issued by an insurance company and broker acceptable to the Landlord, naming Landlord as an additional named insured, covering both property and bodily injury, with limits of at least $1,000,000 per occurrence and $2,000,000 for all occurrences in one year, and with right to cancel or refuse renewal only on 30 days written notice to the Landlord. Tenant shall provide Landlord with evidence of coverage before taking possession of the Rental Space, and evidence of renewal at least 20 days before any policy expires. If Tenant fails to provide required insurance, Landlord may do so and Tenant must reimburse the cost on demand.

3. Utilities - The Tenant shall arrange and pay for all utilities and services for the rental space. Landlord will not supply gas, water, electricity, sewer, or any other service or utility. Loss of any utility or service will not excuse Tenant from paying rent, or in any way make Landlord liable to Tenant. Tenant shall pay on demand to Landlord the cost of any utility service for heat or other maintenance of the Rental Space paid by Landlord after Tenant's failure to supply.

4. Payment of Rent - Tenant will pay rent to the Landlord at the Landlord's address. Each monthly installment is due before the sixth day of the month for which it is made. Tenant's share of common expenses are payable at Landlord's option: (a) with monthly installments in amounts from time to time estimated by the Landlord; or (c) before the twenty-first day after billing Tenant. Tenant's obligations and estimates paid shall be reconciled from time to time and at least annually, and any excess of Tenant's obligations over estimates paid shall be paid by Tenant on demand and any excess of estimates paid over obligations shall be credited to Tenant's account. Common expenses include: fire protection; water; septic and storm, sewer services; lighting; snow plowing; repairs; maintenance; cleaning; landscaping; management fees at five percent of all rent items other than late fees, bank charges and interest; insurance premiums; real estate taxes, assessments, and such other improvements, services and materials as are, from time to time, regularly or irregularly, required either by law or for the successful operation of the property.

5.1 Repair - Landlord shall provide repairs to the exteriors of walls, the structure, the roof supports and surface, the roads, driveways, walkways and parking areas, and the other common areas and facilities of the property, and, except when reimbursed by less than all Tenants or another party, shall charge the cost as a common expense. Tenant shall provide repairs: (a) needed to keep the rental space-including walls, equipment, fixtures, interior and exterior doors and windows, and other facilities-in good condition and appearance; (b) of damage to the rental space and exteriors of walls, the structure, the roof supports and surface, the roads, driveways and parking areas, and the other common areas and facilities, caused by Tenant, an invitee of Tenant, a person employed or engaged by Tenant, or a person trespassing in the rental space; (c) of all damage to the rental space caused by vandalism or a casualty usually covered by a policy of insurance generally available to any tenant. Tenant shall provide and pay for quarterly servicing acceptable to Landlord for the HVAC units in the Rental Space, and shall provide Landlord with a copy of the contract. Landlord may, in Landord's sole discretion, provide such HVAC service and repair and the Tenant will pay the cost.

5.2 Repair Defined - In defining common expense, "repair" shall be given the broadest possible meaning and, without limitation, shall include: (a) painting and striping; (b) cleaning; (c) lubricating, replacement of filters, and other routine maintenance; (d) sealing, resurfacing and rebuilding of roofs, roads, driveways, and parking areas; (e) replacement of equipment, fixtures, plantings and other parts of the rental space and property; and (f) every other action necessary to keep the rental space and property in good appearance and operating condition.

6. Landlord Liability - Landlord will not be liable to Tenant for damages from: leaks or dampness; work on the rental space, common area or other space; the failure of any heating, cooling, plumbing, electrical or other equipment; failure of the structure; failure of any wall, floor, or roof-surface material or treatment; acts or negligence of other tenants or their invitees; for any damage usually covered by a policy of insurance generally available to a tenant; any cause other than Landlord's malicious act or gross negligence.

7. Rules and Regulations - Tenant has received a copy of the Rules and Regulations of the property and agrees to comply with them and any reasonable amendment of which Tenant is given a copy.

8(a). Use Restrictions - Tenant may not: (a) abandon or vacate the rental space;
(b) disfigure or deface the rental space, or permit any waste, nuisance or unlawful use; (c) use the rental space without a Certificate of Occupancy obtained by Tenant; (d) violate any use or sign restrictions; (e) conduct a use causing increased insurance premium or cancellation of Landlord's insurance.

8(b). Landlord Consent - Without Landlord's reasonable consent, Tenant shall not: (i) use the rental space for any use not stated in this lease; (ii) assign this lease or sublet the rental space; (iii)

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encumber this lease or the rental space; (iv) record the lease; (v) erect any sign of any kind; (vi) modify the structure, the exterior, or any other part of the rental space; (vii) use the rental space in any way which requires its alteration. Any transfer (a) of substantial assets of Tenant, whether more or less than a majority, other than in the ordinary course of Tenant's business,
(b) of control of Tenant, or (c) of Tenant's business in the rental space - whether directly, indirectly or by operation of law-shall be deemed an assignment of this lease. No acceptance of a payment on account of this agreement from someone other than Tenant shall be construed as consent by Landlord.

9. Miscellaneous - Tenant agrees; (a) that vehicles of Tenant and Tenant's employees will be parked on the property only in an area designated for that purpose, and Tenant and Tenant's employees may not use any parking area for any parking or storage of other than personal vehicles, on a daily basis, while engaged in Tenant's business; (b) to at all times maintain rental space temperature at 55 or more degrees F.; (c) to make no agreement which can create a lien against the property; (e) that Landlord does not waive any right or remedy by (i) accepting a payment on account, (ii) electing a different right or remedy, (iii) taking no action, or (iv) in any way other than by a written waiver subscribed by Landlord; (f) that Landlord may allocate a payment on account as Landlord sees fit and regardless of instructions that accompany the payment; (g) to provide Landlord with a telephone number at which Tenant may be contacted in an emergency during other than regular business hours;

10. Surrender of Rental Space - Unless otherwise directed in writing by Landlord, Tenant shall surrender the rental space at lease end broom clean and in condition in the same condition in which it was delivered except for (i) reasonable wear and tear and (ii) damage which causes termination of the lease and is insured by Landlord. At lease end Tenant shall also deliver at the place for paying rent all keys and combinations for all rental-space locks. Landlord may, but need not, treat as abandoned any property in the rental space at lease end. This paragraph shall survive ending of the lease.

11. Timely Payment - Timely payment is of the essence of this lease and Tenant may not delay or refuse any payment of any kind for any reason. For each payment that is late, and for each check on Tenant's account deposited by Landlord and returned unpaid for any reason, Tenant will pay on demand for Landlord's additional expense an amount equal to the greater of $100.00 or 5% of the check or late amount, plus interest at the lower of 18 % per year or the maximum rate allowed by usury protection where the property is located.

12.1 Default by Tenant - Tenant will be in default of any provision of this lease requiring payment if a payment is received after it is due. Tenant will be in default of any other provision if Tenant fails to begin and diligently pursue curing a violation within 15 days of Landlord giving notice of the violation. The fifteen days will be extended by any period of delay in curing caused by events Tenant neither initiates or controls. Landlord may evict Tenant following Tenant's default, but Landlord may not evict Tenant for the first payment default to occur in each year if the payment is made within 30 days of the due date. Landlord may, but need not, cure a default of Tenant and add as rent to the payment next due an amount equal to Landlord's cost plus a reasonable compensation for services.

12.2 Rent Acceleration - After default by Tenant, the Tenant shall immediately and without demand pay to Landlord a sum which is equal to all arrears in rent to the date of default plus the present value at that time of all rent which would be paid under this lease in the absence of default during the balance of the then-current term (the "current term"). Present value shall assume (a) annual increases in all variable parts of the rent at the greater of five percent or the percentage of increase in the Consumer Price Index for Urban Wage Earners and Clerical Workers, Philadelphia Region, All Items, Bureau of Labor Statistics, U. S. Department of Labor, or if that Index is no longer published on the date of default the most similar index, over the twelve-month period next preceding the date of the default for which the data is available, and (b) interest earned on such payment at a rate equal to the rate that the Wilmington Trust Company of Wilmington, Delaware, pays on its certificates of deposit issued on date of default and maturing nearest to the end of the current term.

13. Reletting after Default - After default by Tenant and possession of the rental space returned to Landlord, whether by Tenant surrendering the keys to the Landlord or otherwise, the Landlord need not mitigate damages by seeking another tenant for the rental space, but may do so, in Landlord's absolute discretion. In the event of renting to another, Landlord shall reduce Tenant arrears by rent received after first recovering costs, and compensation for Landlord's services, related to any fixing of the rental space, the reletting and managing. Possession of the rental space by Landlord shall not cause forfeiture of accelerated rent.

14. Landlord Access - The Landlord shall have access to the rental space on 7 days notice to the Tenant for inspection, for repairs, alterations, or improvements, and showing to prospective buyers, mortgage lenders, contractors, or insurers. During the six months before the end of the term, Landlord may display appropriate "for rent" signs in and from, and show, the rental space. The Landlord may enter the rental space without notice in an emergency.

15. Indemnity - The Tenant shall indemnify and defend the Landlord against all liability, and reimburse Landlord for any expense or damage, arising from: (a) any act or negligence of Tenant, an invitee of Tenant, and damage to the rental space by a trespasser in the rental space; (b) a lien against the rental space or property resulting from any activity of Tenant. Landlord shall indemnify and defend Tenant against claims arising out of the property and out of Landlord's direct act or negligence.

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16. Destruction of rental space - Tenant must notify Landlord of damage to the rental space, or common area essential to its use, from fire or other casualty. If Landlord's mortgagee consents and allows Landlord to apply insurance proceeds, and to the extent such insurance proceeds allow, the Landlord must substantially restore the rental space to the condition, and with improvments, by custom provided to a tenant in similar, newly-built space. Rent will be reduced in proportion to the amount of space made unusable by such damage until the space is substantially restored. During the last two years of the lease with all extensions, if the cost of restoring any part of the property which includes the rental space, or common area essential to its use, exceeds 50% of the cost of razing and rebuilding such part, Landlord may end the lease after fifteen days notice to the Tenant.

17. Eminent Domain - Should governmental action cause the operation of the property to become unlawful, or should the rental space, or common area essential to its use, be made unusable by eminent domain or a similar taking, the Landlord may, on written notice to the Tenant, either reduce the rent in proportion to the part taken or end this lease as of the date of taking or at such earlier time as the notice may specify. Rent shall be paid until such rent reduction or such lease end. Landlord shall give Tenant prompt notice of any such proceedings, but such notice shall not be deemed notice of rent reduction or end of lease. If the lease is not ended, and if Landlord's mortgagee consents and makes restoration damages available to Landlord, the Landlord must restore the property, as nearly as changed conditions and such restoration damages allow, to a condition and with improvments provided by custom to a tenant in similar, newly-built space. Tenant shall make no claim for a taking of Tenant's leasehold interest.

18. Environment Protection - Tenant shall provide compliance with environmental protection, environmental clean-up, and other environmental laws, whether in effect now or at any time in the future, including, but not be limited to: a) obtaining permits and/or licenses; b) avoiding the unauthorized release of hazardous or regulated substances into the environment; c) preparing any plan for, undertaking, and/or providing financial assurance with respect to, any clean-up determined necessary by any governmental agency; d) reporting, and complying with requirements related to, any closing, terminating or transferring of operations or property, or any other action covered by such law; e) providing all information requested by Landlord and/or any government agency for proof of non-applicability or other required submissions required; and f) promptly executing and delivering such proof or other submission. Tenant shall also indemnify and defend Landlord against all fines, penalties, assessments, suits, proceedings, claims and actions of any kind arising out of, or in any way connected with, Tenant's failure to fully comply with any provision of this paragraph. Tenant's obligations and liabilities under this paragraph shall survive ending of this lease. Tenant shall pay rent as a holdover tenant after ending of this lease, whether or not tenant has possession of the rental space, during any period of delay in reletting the rental space to another caused by any reporting, inspection, clean up, or other requirement of an environmental law related to Tenant's use of the rental space. In addition to other remedies, Landlord may seek any remedy available in equity to enforce compliance with this paragraph. For all purposes of this paragraph 18, every person who signs this lease on behalf of a corporation or other entity named as Tenant shall personally be deemed a Tenant under the lease and shall be jointly and severally liable with the entity named as Tenant for defaults under this paragraph. Any notice relating to this paragraph from Landlord or another to the corporation or to the undersigned shall be deemed notice to both the corporation and the undersigned. Tenant shall not be held liable for unauthorized or hazardous substances released through no fault of Tenant in the rental space before this lease term begins or after it ends, or which infiltrate from outside of the rental space.

19. Allocation of Expenses - Tenant's share of common expenses shall equal a percentage proportionate to the area of floor space assigned to the rental space when compared with the area of all rentable floor space assigned to the property. (Assigned areas are based on measurements to the exterior of exterior walls and the center of interior walls.) Expenses charged to the property on a specific basis shall be allocated in a manner consistent with the way the property is charged. (One example is sewer charges which vary among rental spaces according to use.) Also, common expenses not related to all tenants will be allocated only among those tenants related to the expense. (One example is charging a tenant who needs lighting for 24-hour parking for all lighting supplied during normal lights-out hours. Another example is that any expense of maintaining exterior building surfaces will not be charged to a rental space which did not receive such maintenance by Landlord and is subject to a lease requiring the tenant in that rental space to provide it.)

20.1 Subordinate/Attorn - This lease and all rights under the lease are subject and subordinate to any lien of mortgage on the property. However, at the sole and absolute election of a mortgage holder, this lease and Tenant's rights under it shall be superior and prior in right to that mortgage-holder's lien with the same force and effect as if this lease had been made and delivered prior to the mortgage. Tenant hereby, without claim for Landlord defaults prior to exercise of rights under any mortgage, attorns to (agrees to remain a tenant of) and will treat as new landlord (i) a holder of a mortgage who becomes (a) mortgagee in possession or (b) owner of the property by deed, foreclosure or otherwise and
(ii) a Mortgage holder's successors and assigns by assignment or foreclosure of lien or otherwise. This subordination and attornment are self-operative and without need of further instrument or action to have effect, but Tenant shall provide such further written assurances thereof as Landlord may from time to time request. For all purposes of this lease the word "mortgage" means any mortgage made before the date of this lease or later, and all renewals, extensions and replacements of a mortgage.

20.2 Estoppel - Upon written request, Tenant shall sign and return to Landlord any requested writing certifying (i) the lease is in full effect, (ii) the Landlord is in full compliance without offset, (iii) Tenant's payments are made to dates specified and (iv) other matters Landlord reasonably requires.

20.3 Remedies - Upon any request under 20.2 or 20.3 not fully met within 10 business days the Tenant shall be deemed to then admit Landlord's full compliance and all other certifications sought under 20.2, and in the Landlord's sole

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and absolute discretion, any or all of the following shall apply: (a) Tenant shall be in default under the lease.

21. Acceptance of Rental Space - Tenant accepts the rental space "as is" on the date of this lease,

22. Delay Rent - payments shall commence as stated above whether or not Tenant is delayed in commencing business in the rental space. Commencement of rent shall be postponed by any time equal to any delay in Landlord's supplying to the rental space any labor, service or material Landlord has agreed in writing to supply, but only if both of the following conditions are met: (1) before the rent-commencement date provided above, and promptly after the beginning of Landlord's delay, Tenant gives Landlord notice in writing stating what Landlord must supply under the agreement to prevent the delay; and (2) Landlord's failure to supply must be the sole cause of the delay. Regardless of cause, Landlord shall not be liable for damages from a delay in Tenant's commencing business.

23. Holding Over - Any period of possession of the rental space by Tenant after the ending of the term of this lease may, at Landlord's option, be construed to be a tenancy from month to month on all of the terms and conditions of this lease except that the amount of the monthly installment shall be 1.5 times the amount due for the month immediately preceding the ending of the term.

25. Quiet Enjoyment Relocation - Tenant shall have quiet enjoyment of the rental space during any period free of default by Tenant,

26. Code Compliance - Landlord and Tenant shall promptly notify the other of receipt of any notice alleging violation in the rental space of any federal, state or local law concerning health, safety, access, building code or other law or regulation. The Tenant shall pay the cost of modifying the rental space to correct such violation, and the cost of modifying any common area to correct any such violation in the common area shall be a common expense.

27. Other Agreements and Representations - Neither the Landlord or Tenant are bound by oral agreements or representations, nor by any unsigned writing other than the Rules and Regulations.

28. Address of Tenant - Tenant represents that the address shown for Tenant is the address of Tenant's residence.

29. Notices, etc. - Notices, including demands and other written communications, must be in writing sent to the addresses shown in this lease by registered or certified mail, or in person. A notice will be deemed given on the date it was received by the addressee as evidenced by a U. S. P. S. return receipt, or if a requested return receipt is not signed, notice will be deemed given on the date of mailing of the notice as evidenced in any form by the U. S. P. S. An address may be changed by a written notice to all other parties. Notice to one party named as Tenant shall be deemed notice to all parties named as Tenant.

30. Construction - Examples used in this lease explain but do not limit intent. If a portion of this lease is found unlawful, the balance of the lease shall remain in effect. This lease shall bind successors, representatives and assigns of Landlord and Tenant. Plurals shall be construed as including the singular, and the singular as including plurals. Words immediately following paragraph numbers are for convenience and reference only, and shall not be used in construing any provision that follows them. The word "Tenant" shall mean all parties named as Tenant and/or signing as Tenant. The word "provide" shall mean the provider bears all expense.

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                        RIDER 1 TO HOCKESSIN SQUARE LEASE
                                     BETWEEN
                              DOVER SADDLERY, INC.
                                       AND
                            HOCKESSIN SQUARE, L.L.C.

RENTAL SPACE: Stores 683 - 693, 10,315 square feet, at Hockessin Square, Yorklyn Road, Hockessin Delaware.

A. The following provisions amend the provisions of the same number in the Lease form to which this Rider 1 is attached. In the event of any conflict between the provisions below and any provision in the Lease form, the provisions below shall control.

4. Common expenses shall not increase by more than an average of 7.5% per year.

5.1 The Tenant shall make no structural repairs. Tenant shall not be liable for damage to the property outside of the rental space caused by a trespasser.

5.2 Common expenses shall include only the annual portion of repairs of a capital nature which are amortized over a period of more than one year according to generally accepted accounting principles.

7. The Tenant shall not be bound by any Rules and Regulations which do not apply equally and without prejudice to all tenants.

8(a). Delete from paragraph 8(a) the following: "(a) abandon or vacate the rental space;" and add in its place the following: (a) abandon or vacate the rental space without giving the Landlord prior written notice and 90 days within which the Landlord may, but need not, in Landlord's sole and complete discretion, take possession of the rental space and thereby relieve Tenant of all liability under the lease after the date of Landlord's taking possession;

8(b). Delete from paragraph 8(b) the part of the first sentence designated (ii), and the sentence beginning with the words: "Any transfer (a)..." and add the following: Any transfer of all or a major part of the business of the Tenant conducted in the State of Delaware, other than to an entity under the same control as the Tenant, whether directly, indirectly, by transfer of stock or other ownership interest, by transfer of control, by operation of law or otherwise, shall be deemed an assignment of this lease. And immediately following that sentence, also add to paragraph 8(b) the following: The Tenant shall not assign this lease without the prior written consent of the Landlord, which shall not be unreasonably withheld. Without limitation, the Landlord shall have good reason to withhold consent to an assignment to a person without (i) financial standing at least equal to that of the Tenant and (ii) experience in business at least equal to that of the Tenant. The Tenant shall remain jointly and severally liable with any assignee of the lease for performance of the Tenant's obligations under the lease for the balance of the term remaining at the time of the assignment, including any period for which Tenant has, within six months prior to the assignment, elected to extend the term under paragraph 34 or for which the assignee may so elect within eighteen months after the assignment. The Tenant shall be released from such joint and several liability if (i) the market rate of rent for similar rental space then prevailing in New Castle County, Delaware, is higher than the rent then provided in the lease,
(ii) the assignee agrees in writing to pay such higher rent to the Landlord and

(iii) the Landlord, in the Landlord's sole and complete discretion and with or without reason, agrees in writing to accept such higher rent from the assignee. The Tenant shall not sublease the rental space without the consent of the Landlord, which shall not be unreasonably withheld. The Landlord may refuse to consent to a sublease if (i) the market rate of rent for similar rental space then prevailing in New Castle County, Delaware, is higher than the rent then provided in the lease and (ii) the Tenant refuses to agree in writing to pay such higher rent to the Landlord. The Landlord may not refuse to consent to a sublease between Tenant and an entity owned by the Tenant or the Tenant's shareholders.

9. Add to section 9 the following: In the event the Tenant is requested to enter into an agreement subordinating this Lease to the lien of a mortgage and/or attorning to the mortgagee, the agreement shall provide that the Tenant's possession of the rental space shall not be disturbed while the Tenant remains free of default under this Lease.

12.1 Add to paragraph 12.1 the following: The Landlord shall not seek to evict the Tenant from the rental space for any monetary default without first giving Tenant written notice and fifteen days within which to cure the default.

15, Add to paragraph 15 the following: The Landlord shall keep the improvements to the Property insured under a policy which will pay the full cost, less a reasonable deductible amount, of replacing any part of the property damaged by fire or other insurable casualty.

18. Add to section 18 the following: The Landlord warrants and represents to the Tenant that the Landlord has received no notice that the property is in violation of any environmental law and has no information as would lead a prudent person to further investigate whether any such violation exists.

21. INTENTIONALLY OMITTED.

26. Add to paragraph 26 the following: The Tenant shall not be required to perform any work or supply any materials for curing any such violation in any other rental space in, or common area of, the property, nor any violation not arising out of the Tenant's use of the rental space.

B. The following provisions are added to the Lease form to which this Rider 1 is attached. In the event of any conflict between the provisions below and any provision in the Lease form, the provisions below shall control.

31. Landlord warrants the rental space HVAC system only, for the first full lease year provided Tenant adheres to the maintenance requirements described in Paragraph 5.1 of the lease. Tenant will have the advantage of the manufacturer's warranty on the HVAC equipment. If the Landlord causes HVAC maintenance to be performed, at Tenant's expense, Landlord will do so at competitive prices.

32. INTENTIONALLY OMITTED.

33. The rental space will be delivered to tenant in the condition described "AS IN CONDITION" ON OR BEFORE AUGUST 1, 2002.

34. This lease will be extended for three (3) new terms, at the option of Tenant only, upon the following conditions:

      a. Prior to the commencement of the new term there has been no default for which Landlord may have terminated the lease, whether or not Landlord served notice or took other action to terminate;

      b. The Tenant shall mail written notice of exercise of this option to Landlord, postmarked during the twelfth through seventh full calendar month preceding the commencement of the new term;

      c. The length of each new term shall be five years, and each shall commence immediately upon the expiration of the term during which the notice is sent.

      d. The monthly installment shall be $ 12,034.17 during the first option term; $ 14,612.92 during the second option term; and, $ 17,191.66 during the third option term.

35. Early Termination. The Tenant may terminate this lease at any time upon written notice to the Landlord accompanied by payment to the Landlord of all rent due to the date of the notice together with one-half of future rent due. Future rent shall equal the monthly installments plus common expenses times the number of months remaining in the then-current term of the lease after the giving of notice, but not more than thirty times or less than twelve times. The term of the lease shall not include any period of extension under paragraph 34 for which the Tenant has not given notice under that paragraph. For the purposes of calculating amounts due under this paragraph only, common expenses shall be deemed not to change after the date of giving such notice.

36. Emergency Repairs. Either party may, in an emergency, immediately, but after an attempt to notify the other party orally, make any repairs required of the other party (Second Party) to the extent reasonably necessary to secure the rental space or prevent damage to persons or property. The Second party shall reimburse the other party the costs of such repairs within thirty days of receipt by the Second party of a statement of the costs and substantiation that such repairs were reasonable in cost and scope.

37. INTENTIONALLY OMITTED.

                                    Tenant / Dover Saddlery, Inc.

/s/ Michael B.                      /s/ Stephen L. Day           6/25/02(Seal)
------------------------------      -------------------------------------
Attest                              Name: Stephen L. Day
                                    Title: President and CEO

                                    Landlord / Hockessin Square, L.L.C.

------------------------------      -------------------------------------
Witness                             Member

                               EXCLUSIVE USE RIDER

      As a part of the consideration for the rent paid by Tenant, Landlord shall not make any lease hereafter with a Tenant new to HOCKESSIN SQUARE allowing rental space to be used for: RETAIL SALE OF TACK; RIDING APPAREL; BOOTS; SHOES, LEATHER PRODUCTS, MEDICATIONS AND OINTMENTS RELATED TO THE CARE OF HORSES, SADDLES AND ITEMS RELATED TO THE CARE AND KEEPING OF HORSES.

(the exclusive use). EXCEPTED FROM THIS EXCLUSIVE IS THE EXCLUSIVE USE EARLIER GRANTED TO CONCORD PET FOODS & SUPPLIES FOR THE "RETAIL SALE OF PET FOOD AND ACCESSORIES AS A PRIMARY USE".

      Tenant agrees that since a certain amount of overlapping use by other Tenants is unavoidable, the exclusive use hereby granted shall not prohibit another Tenant from enjoying a use which is the same as, or similar to, the exclusive use so long as the other Tenant abides by the following limitations:

      1. The use has reasonable business relation to the other Tenant's principle use;

      2. The use produces no more than 7% of all revenues derived from the other Tenant's conduct of business in, or from, the shopping center; and

      3. The use is not advertised as a part of the other Tenant's conduct of business in, or from, the shopping center.

      All claims and disputes arising out of this exclusive-use provision, including claims for damages, shall be submitted to the American Arbitration association for resolution according to its rules and procedures. The expense of any arbitration proceeding, including the fees of attorneys, expert witnesses, and other consultants, shall be awarded to the successful party. The arbitrator shall make a specific finding as to who is a successful party and the expense of such party.

      Tenant agrees that protection of the exclusive use hereby granted requires vigilance, prompt pursuit of remedies by Tenant, and that protection of the use is more valuable than any recovery of damages. Therefore, Tenant agrees to accept enforcement by arbitration as the sole remedy, and subject to the following conditions:

      1. Tenant has not been in default of any provision of this lease at any time prior to the decision in the arbitration proceedings. MORE THAN ONCE IN ANY 12 MONTH PERIOD THAT WAS CURED WITHIN 30 DAYS.

      2. No damages may be awarded to Tenant except upon a finding of actual loss of business to Tenant by reason of encroachment upon this exclusive use by another Tenant.

      3. Landlord may not be held liable for damages except upon a finding that the exclusive use granted by this lease is expressly granted in another lease of space in the shopping center.

      4. Landlord has no obligation to enforce the exclusive use hereby granted.

      5. No damages may be awarded against Landlord except jointly with another Tenant who has encroached upon the exclusive use hereby granted.

      6. No damages may be awarded against Landlord for more than 60 days of encroachment of the exclusive use hereby granted.

      7. No damages may be awarded against another Tenant for more than 60 days of encroachment of the exclusive use hereby granted, except upon a finding that the encroachment is a repeat of an encroachment found in a prior arbitration proceeding to which the same Tenants were parties.

/s/ Stephen L. Day
------------------------------------
Tenant - Dover Saddlery, Inc.
         Its President

------------------------------------
Landlord - Hockessin Square, L.L.C.

                                                                    EXCLUSE 0393

                    RULES AND REGULATIONS - HOCKESSIN SQUARE

1. Any use of a rental space not stated in writing in the lease for that rental space is prohibited unless proven by the tenant to be: (i) reasonable related to the use stated in writing; (ii) producing no more than 7% of the gross sales at or from the rental space; and (iii) not advertised as available at or from the rental space. A claim of violation of such prohibition shall be resolved by three arbitrators under American Arbitration Association rules. Awards in arbitration must: (i) include expenses of a successful party (including those for attorneys and witnesses); (ii) be made only upon a lease which has not ever been in default by the claimant; *(iii) include damages only upon a specific finding as to the nature and extent of actual loss; (iv) award damages against the Landlord only upon an additional specific finding that Landlord granted in writing to another tenant in a lease or consent the same principal use granted in writing in the claimant's lease, and (v) not award damages for losses incurred for more than two month prior to the claimant's written demand for arbitration. *except for once in any 12 month period that was cured within 30 days

2. Receiving, shipment, loading, or unloading of merchandise or other items shall be subject to such rules and regulations as to time, areas entrances and other matters as Landlord may find are reasonably necessary for safety, appearance or other purpose.

3. Each Tenant shall dispose of garbage and refuse in a lawful manner, at no expense to Landlord or another Tenant, and in accordance with such reasonable restrictions as Landlord may adopt. Landlord may require all or some tenants to use a single contractor for refuse removal and the frequency of the removal service. Landlord may require that the garbage and refuse of all or some tenants be disposed of through shared facilitic and service designated by Landlord, and that its cost be shared by such tenants according to either area occuppied or special service requirements.

4. No aerial, satellite dish, or other item of exterior equipment shall be installed anywhere in shopping center the prior written consent of the Landlord. Landlord may, without notice and at Tenant's expense, remove any such item installed without such consent.

5. Without the prior written consent of the Landlord, no loudspeaker, television, phonograph, radio, or other device shall be used in a manner so as to be heard or seen beyond the walls of the place where it is used.

6. Tenants may not place or permit any unapproved sign, any obstruction, or merchandise, in any outside space.

7. Tenants shall maintain indoor temperature at a minimum temperature of 55 degrees Fahrenheit.

8. Any person working in or from the shopping center shall park a personal or business vehicle only in employee-parking designated by Landlord.

9. Plumbing facilities shall not be used for any other purpose than that for which they are constructed, and no plugging, flammable, corrosive or other damaging substances of any kind shall be deposited in any sink, toilet or other facility. The expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by the Tenant of the space where the violation occurred.

10. Each Tenant shall control pests in a manner to cause no expense to Landlord or another Tenant. The Landlord may designate a pest-control contractor to be used by all Tenants and the frequency of service.

11. Tenants shall not burn any trash, garbage, or other item of any kind in or about the shopping center.

12. Tenants shall include the name and address of the shopping center in all advertising.

13. Landlord may designate a contractor to be used by all Tenants, at the expense of Tenants, equitably distributed, for window cleaning and for other outside, store-cleaning maintenance.

14. In order to prevent damage to the roof and other equipment, the Landlord may require: (i) that repairs and/or replacements of HVAC equipment be provided by a provider designated by Landlord; and/or (ii) that routine maintenance of HVAC equipment such as, but not limited to, changing filters, be provided by a provider designated by Landlord and paid by Tenant, or provided by Landlord and charged to Tenant as a common expense and/or according to the requirements of any non-standard HVAC equipment serving Tenant.

16. All signs and window lights shall be illuminated between dusk and 11 pm every day. All window displays shall be neat.

                                  [FLOOR PLAN]

                   BREAKDOWN OF MONTHLY PAYMENT UNTIL 12/31/02

Rent                              $10,529.90
Real Estate Taxes                     540.25
Insurance                             115.44
CAM                                 1,687.14
                                  ----------

Total                             $12,872.93